SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)   May 30, 2003

Yahoo! Inc.

(Exact name of registrant as specified in charter)

Delaware	0-28018	77-0398689
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

701 First Avenue,
Sunnyvale, California  94089

(Address of principal executive offices) (Zip Code)

(408) 349-3300

Registrant’s telephone number including area code

Not Applicable
(Former name or former address, if changed since last report)

Item 5.  Other Events and Required FD Disclosure

Segment EBITDA and free cash flow could be considered non-GAAP financial measures in certain circumstances. These measures were included in the Company’s Form 8-K dated January 16, 2003, but were not reconciled to the nearest GAAP measure as is now required under Regulation G.  As the January 16, 2003 Form 8-K is incorporated by reference into the Company’s registration statements, the Company has filed the reconciliation attached hereto as Exhibit 99.1.

Item 7.  Financial Information and Exhibits.

        (c)   Exhibits.

        99.1         EBITDA Reconciliation Information

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	EBITDA reconciliation information

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  May 30, 2003

Yahoo! Inc.

By:	/s/ SUSAN L. DECKER
Susan L. Decker,
Executive Vice President, Finance and Administration and Chief Financial Officer